SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 08/31/2002
FILE NUMBER 811-7892
SERIES NO.:   5

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Institutional Class             $ 699,238
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Class                   $  23,638
              Personal Class                  $     309
              Cash Management Class           $ 117,706
              Reserve Class                   $     285
              Resource Class                  $  30,375

73A.     Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class             $000.0214
              Dividends for a second class of open-end company shares (form nnn.nnnn)
              Private Class                   $000.0184
              Personal Class                  $000.0164
              Cash Management Class           $000.0206
              Reserve Class                   $000.0134
              Resource Class                  $000.0194

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class             29,120,777
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Class                      808,380
              Personal Class                      30,277
              Cash Management Class            5,759,698
              Reserve Class                       51,279
              Resource Class                   1,546,078

74V.     1.   Net asset value per share (to nearest cent)
              Institutional Class             $ 1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Private Class                   $ 1.00
              Personal Class                  $ 1.00
              Cash Management Class           $ 1.00
              Reserve Class                   $ 1.00
              Resource Class                  $ 1.00